UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   September 30, 2010

DEYU AGRICULTURE CORP.
(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 808, Tower A,
Century Centre, 8 North Star Road
Beijing, People’s Republic of China
 (Address of Principal Executive Offices)

(212) 465-2647
86-13828824414
 (Issuer Telephone number)

 (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On September 30, 2010 (the “Execution Date”), Deyu Agriculture Corp. (“we” or the “Company”) entered into a farmland transfer agreement (the “Agreement”) with Shanxi Jinbei Plant Technology Co., Ltd. (“Jinbei”) pursuant to which the Company will acquire the land use rights (the “Land Use Rights”) to approximately 53,000 mu (or 8,731 acre) of farmland located in Jinzhong City, Shanxi Province (the “Farmland”) from Jinbei (the “Acquisition”). The Farmland is limited to agricultural farming purposes and the term of the Land Use Rights ranges from forty-two (42) to forty-three (43) years. As the consideration for the Acquisition, the Company has paid an aggregate amount of RMB19,415,000 (or $2,900,000) to Jinbei upon execution of this Agreement. Pursuant to the terms of the Agreement, the Acquisition is expected to be consummated within ninety (90) days after the Execution Date.

The forgoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d)      Exhibits

10.1    Farmland Transfer Agreement, dated September 30, 2010, by and between Deyu Agriculture Corp. and Shanxi Jinbei Plant Technology Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: October 6, 2010	By:	/s/ Jianming Hao
Jianming Hao Chief Executive Officer